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                                                                   EXHIBIT 10.27


             Royalty Agreement Pertaining to the January 18, 1994
           Agreement Relating to Platelet Derived Growth Factor as
                                    Amended


This Royalty Agreement of January 1, 2000, (the "Agreement") governs the disposition of the right to receive royalties by and between ZymoGenetics, Inc., a Washington corporation having a principal place of business at 1201 Eastlake Avenue East, Seattle, Washington 98102 ("ZGI") and Novo Nordisk A/S, a Danish corporation having a principal place of business at Novo Alle, DK-2880, Bagsvaerd, Denmark ("NN").

WHEREAS, ZGI is engaged generally in the research and development of biopharmaceutical products;

WHEREAS, ZGI, NN, Johnson & Johnson and Chiron Corporation entered into an agreement dated January 18, 1994 relating to platelet derived growth factor and amended the same on January 1, 1997 and June 5, 2000 (hereinafter, the "PDGF Agreement");

WHEREAS, NN has been receiving royalties from Johnson & Johnson pursuant to the PDGF Agreement; and

WHEREAS, as part of the spin-out of ZGI from NN and in acknowledgement of the contribution of ZGI to the technology licensed pursuant to the PDGF Agreement, NN and ZGI wish to direct future royalties under the PDGF Agreement to ZGI;

NOW THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.  Right to Receive Royalties.  As of January 1, 2000, the parties agree that
    --------------------------
all royalty payments made pursuant to the PDGF Agreement shall be made directly to ZGI, or shall be delivered by NN to ZGI if the royalty payments are or were made to NN. NN hereby irrevocably and unconditionally waives any right to receive such royalty payments.

2.  Governing Law.  This Agreement shall be governed in all respects by the laws
    -------------
of the State of New York.

3.  Entire Agreement.  This Agreement constitutes the entire agreement between
    ----------------
the parties and supersedes all prior oral and written agreements, understandings or arrangements relating to the subject matter hereof. No addition to or modification of any provision of this Agreement shall be binding upon the parties, unless made in writing and signed by a duly authorized representative of each of the parties.

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4.  Severability.  The parties agree that, if any provision of this Agreement
    ------------
shall for any reason be held to be invalid or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the parties' fundamental intentions hereunder, and the remaining provisions hereof shall not be affected, impaired or invalidated and shall continue in full force and effect.

5.  Counterparts. This Agreement may be executed in two or more counterparts
    ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, NN and ZGI have caused this Agreement to be executed in their names by their properly and duly authorized officers or representatives.



Novo Nordisk  A/S



/s/ Lars Rebien Sorensen                 /s/ ILLEGIBLE
------------------------------------     --------------------------------------
Lars Rebien Sorensen                     Mads Krogsgaard Thomsen
Corporate Executive Vice President       Corporate Vice President, Health Care
                                         Discovery and Pre-Clinical Development



ZymoGenetics, Inc.



/s/ Bruce L.A. Carter
------------------------------------
Bruce L.A. Carter
President & CEO

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